Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces Second Quarter 2026 Financial Results

Delivers 3.9% System-wide Comparable Restaurant Sales

Raises 2026 Full-Year Outlook

COSTA MESA, CA – August 6, 2026 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) (the “Company”) today announced financial results for the 13-week period ended July 1, 2026.

Highlights for the second quarter ended July 1, 2026 compared to the second quarter ended June 25, 2025 were as follows:

●	Total revenue was $129.6 million compared to $125.8 million.
●	System-wide comparable restaurant sales(1) increased by 3.9%.
●	Income from operations was $18.7 million compared to $11.3 million.
●	Restaurant contribution(1) was $21.1 million, or 19.5% of company-operated restaurant revenue, compared to $19.9 million, or 19.1% of company-operated restaurant revenue.
●	Net income was $12.8 million, or $0.43 per diluted share, compared to net income of $7.1 million, or $0.24 per diluted share.
●	Adjusted net income(1) was $8.9 million, or $0.30 per diluted share, compared to $8.2 million, or $0.28 per diluted share.
●	Adjusted EBITDA(1) was $19.1 million, compared to $18.5 million.

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(1)	System-wide comparable restaurant sales, restaurant contribution, adjusted net income and adjusted EBITDA are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are defined under “Definitions of Non-GAAP and other Key Financial Measures” below. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is included in the accompanying financial data. See also “Non-GAAP Financial Measures” below.

“We are pleased with the continued momentum reflected in our second quarter results, with systemwide same-store sales growth of 3.9% and restaurant-level margins of 19.5%,” said Liz Williams, Chief Executive Officer of El Pollo Loco. “Our extensive menu innovation pipeline, continued improvement on operational excellence, and enhanced digital engagement are working together to drive increased sales and new unit development. As we look ahead, we remain focused on driving sustainable traffic growth across our system, maintaining the margin discipline we've demonstrated, and thoughtfully growing El Pollo Loco across the country.”

Second Quarter 2026 Financial Results

Company-operated restaurant revenue in the second quarter of 2026 increased to $108.1 million, compared to $104.3 million in the second quarter of 2025, primarily due to an increase in company-operated comparable restaurant revenue of $3.1 million, or 3.0%, as well as $1.0 million of additional sales from the opening of three restaurants after the second quarter of 2025. The company-operated comparable restaurant sales increase consisted of a 4.2% increase in average check size, partially offset by a 1.1% decrease in transactions.

Franchise revenue in the second quarter of 2026 decreased by 3.8% to $12.9 million from $13.4 million. The decrease was primarily due to a $1.1 million decrease in franchisee information technology (“IT”) pass-through revenue related to the franchise rollout of the new Point of Sale (“POS”) system completed in 2025, with the decrease partially offset by a corresponding decrease in related franchise expenses. Franchise revenue also benefits from an increase in franchise revenue related to the 11 franchise-operated restaurant openings during or subsequent to the second quarter of 2025 and a franchise comparable restaurant sales increase of 4.5%. The franchise comparable restaurant sales increase consisted of a 5.3% increase in average check size, partially offset by a 0.8% decrease in transactions.

Income from operations in the second quarter of 2026 was $18.7 million, compared to $11.3 million in the second quarter of 2025. Restaurant contribution was $21.1 million, or 19.5% of company-operated restaurant revenue, compared to $19.9 million, or 19.1% of company-operated restaurant revenue in the second quarter of 2025. The increase in restaurant contribution margin was largely due to leverage on the 3.0% comparable store sales increase, improved operating efficiencies, and higher menu prices.

For the quarter ended July 1, 2026, general and administrative expenses decreased $6.5 million, or 47.9%, from the comparable period in the prior year. The decrease for the quarter was primarily due to $6.3 million received from a legal settlement, net of legal expenses, in the current year, a $0.8 million decrease in legal and professional fee costs related to shareholder activism and related matters in the prior year, and a $0.7 million decrease related to restructuring and executive transition costs in the prior year. The general and administrative expenses decrease was partially offset by a $0.3 million increase in legal fees, a $0.2 million increase in store pre-opening costs and a $0.8 million increase in other general and administrative expenses.

Net income for the second quarter of 2026 was $12.8 million, or $0.43 per diluted share, compared to net income of $7.1 million, or $0.24 per diluted share, in the second quarter of 2025. Adjusted net income was $8.9 million, or $0.30 per diluted share, during the second quarter of 2026, compared to $8.2 million, or $0.28 per diluted share, during the second quarter of 2025.

As of July 1, 2026, after net pay down of $21.0 million on our five-year senior-secured revolving credit facility (the “credit facility”) during the preceding twenty-six weeks, the Company’s outstanding debt balance was $30.0 million with $13.3 million in cash and cash equivalents.

Subsequent Events

Subsequent to quarter end, the Company paid down an additional $4.0 million on its $150.0 million credit facility, resulting in outstanding borrowings of $26.0 million as of July 29, 2026.

Subsequent to quarter end, on August 4, 2026, the Company amended its $150.0 million credit facility, extending the term to August 4, 2031.

2026 Outlook

The Company is providing the following updated expectations for fiscal year 2026:

●	System-wide comparable restaurant sales growth of 3.5% to 4.5%.
●	Adjusted EBITDA[1] between $68 million and $70 million.
●	Capital spending between $33 million and $37 million.

1 A reconciliation of the forward-looking fiscal 2026 Adjusted EBITDA to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted.

The Company is reiterating the following expectations for fiscal year 2026:

●	The opening of three to four company-operated restaurants and 15 to 16 franchise-operated restaurants.
●	G&A expense between $52 million and $54 million, excluding one-time costs.
●	Estimated effective income tax rate of 29.0% to 29.5% before discrete items.

Definitions of Non-GAAP and other Key Financial Measures

System-Wide Sales are neither required by, nor presented in accordance with, GAAP. System-wide sales are the sum of company-operated restaurant revenue and sales from franchise-operated restaurants. The Company’s total revenue in the consolidated statements of income is limited to company-operated restaurant revenue and franchise revenue from the Company’s franchisees. Accordingly, system-wide sales should not be considered in isolation or as a substitute for our results as reported under GAAP. Management believes that the presentation of system-wide sales provides useful information to investors, because it is a measure that is widely used in the restaurant industry, including by our management, to evaluate brand scale and market penetration. System-wide sales do not include the eight currently licensed stores in the Philippines. The total number of currently licensed stores reflects the closure of two licensed restaurants during the fiscal year ended December 31, 2025.

Company-Operated Restaurant Revenue consists of sales of food and beverages in company-operated restaurants net of promotional allowances, employee meals, and other discounts. Company-operated restaurant revenue in any period is directly influenced by the number of operating weeks in such period, the number of open restaurants, and comparable restaurant sales. Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically lower in the first and fourth quarters due to reduced January and December transactions and higher in the second and third quarters. As a result of seasonality, our quarterly and annual results of operations and key performance indicators such as company-operated restaurant revenue and comparable restaurant sales may fluctuate.

Comparable Restaurant Sales reflect year-over-year sales changes for comparable company-operated, franchise-operated and system-wide restaurants. A restaurant enters our comparable restaurant base the first full week after it has operated for 15 months. Comparable restaurant sales exclude restaurants closed during the applicable period. At July 1, 2026, there were 489 system-wide comparable restaurants, 172 company-operated restaurants and 317 franchise-operated restaurants. Comparable restaurant sales indicate the performance of existing restaurants, since new restaurants are excluded. Comparable restaurant sales growth can be generated by an increase in the number of meals sold and/or by increases in the average check amount, resulting from a shift in menu mix and/or higher prices resulting from new products or price increases. Because other companies may calculate this measure differently than we do, comparable restaurant sales as presented herein may not be comparable to similarly titled measures reported by other companies. Management believes that comparable restaurant sales is a valuable metric for investors to evaluate the performance of our store base, excluding the impact of new stores and closed stores.

Restaurant Contribution and Restaurant Contribution Margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which includes food and paper cost, labor and related expenses, and occupancy and other operating expenses, where applicable. Restaurant contribution therefore excludes franchise revenue, franchise advertising fee revenue and franchise expenses as well as certain other costs, such as general and administrative expenses, depreciation and amortization, impairment and closed-store reserve, loss on disposal of assets and other costs that are considered corporate-level expenses and are not considered normal operating costs of our restaurants. Accordingly, restaurant contribution is not indicative of overall Company results and does not accrue directly to the benefit of stockholders because of the exclusion of certain corporate-level expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company-operated restaurant revenue. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of our restaurants, and our calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and you should not consider them in isolation, or superior to, or as substitutes for the analysis of our results as reported under GAAP. Management uses restaurant contribution and restaurant contribution margin as key metrics to evaluate the profitability of incremental sales at our restaurants, to evaluate our restaurant performance across periods, and to evaluate our restaurant financial performance compared with our competitors. Management believes that restaurant contribution and restaurant contribution margin are important tools for investors, because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. Management further believes restaurant level operating margin is useful to investors to highlight trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures.

EBITDA and Adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation, and amortization, and Adjusted EBITDA represents net income (loss) before interest expense (net of interest income), provision (benefit) for income taxes, depreciation, amortization, and items that we do not consider representative of our ongoing operating performance, as identified in the reconciliation table included under “Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA” in the accompanying financial tables at the end of this release. EBITDA and Adjusted EBITDA as presented in this release are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income, or any other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. In addition, in evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses or charges such as those added back to calculate EBITDA and Adjusted EBITDA. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are (i) they do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, our working capital needs, (iii) they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our on-going operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from such non-GAAP financial measures. We further compensate for the limitations in our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently.

Management believes that EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOLs) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and Adjusted EBITDA because (i) management believes that these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) management believes that investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use EBITDA and Adjusted EBITDA internally for a number of benchmarks, including to compare our performance to that of our competitors.

Adjusted Net Income is neither required by, nor presented in accordance with, GAAP. Adjusted net income represents net income adjusted for (i) costs (or gains) related to loss (or gains) on disposal of assets and asset impairment and closed store costs reserves, (ii) expenses related to special legal and professional fees, (iii) extraordinary legal settlement costs, (iv) restructuring charges and executive transition costs, (v) insurance proceeds related to reimbursement of lost profits, net of the related costs and (vi) provision for income taxes at a normalized tax rate of 28.5% and 28.8% for the thirteen and twenty-six weeks ended July 1, 2026, respectively, and 29.3% for both the thirteen and twenty-six weeks ended June 25, 2025 which reflects our estimated long-term effective tax rate, including both federal and state income taxes (excluding the impact of discrete items) and applied after giving effect to the foregoing adjustments. Because other companies may calculate these measures differently than we do, adjusted net income as presented herein may not be comparable to similarly titled measures reported by other companies. Management believes adjusted net income is an important supplement to GAAP measures that enhances the overall understanding of our operating performance and long-term profitability, and enables investors to more effectively compare the Company’s performance to prior and future periods.

Conference Call

The Company will host a conference call to discuss financial results for the second quarter of 2026 today at 4:30 PM Eastern Time. Liz Williams, Chief Executive Officer, and Ira Fils, Chief Financial Officer, will host the call.

The conference call can be accessed live over the phone by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 13757077. The replay will be available until Thursday, August 20, 2026. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About El Pollo Loco

El Pollo Loco (Nasdaq: LOCO) is the nation's leading fire-grilled chicken restaurant known for its craveable, flavorful, and better-for-you offerings. Our menu features innovative meals with Mexican flavors all made in our restaurants daily using quality ingredients. At El Pollo Loco, inclusivity is at the heart of our culture. Our community of over 4,000 employees reflects our commitment to creating a workplace where everyone has a seat at our table. Since 1980, El Pollo Loco has successfully expanded its presence, operating more than 500 company-owned and franchise-operated restaurants across ten U.S. states: Arizona, California, Colorado, Idaho, Louisiana, Nevada, New Mexico, Texas, Utah and Washington. The Company has also extended its footprint internationally, with eight licensed restaurant locations in the Philippines. For more information or to place an order, visit the Loco Rewards APP or ElPolloLoco.com. Follow us on Instagram, TikTok, Facebook, or X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Examples of forward-looking statements in this press release include, but are not limited to, discussions of our current expectations, projections, intentions, or beliefs relating to our financial condition, results of operations, liquidity, prospects, growth, trends, strategies, and the industry in which we operate. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties that could cause outcomes to differ materially from our expectations. These factors include, but are not limited to: our ability to open new restaurants in new and existing markets; our ability to compete successfully; global economic or other business conditions, including trade policies, tariff and import regulations by the United States, as well as consumer preferences; our ability to attract, develop, assimilate, and retain employees; our vulnerability to regional geographic conditions; our ability to maintain business continuity in the event of a disaster or disruption; impairment of our assets; changes in food and supply costs, especially for chicken, labor, construction and utilities; the impacts of public health crises; potential negative publicity; our ability to continue to expand our digital business, delivery orders and catering; concerns about food safety and quality and about food-borne illness; dependence on frequent and timely deliveries of food and supplies; our ability to service our level of indebtedness; the success of our marketing programs, new menu items, advertising campaigns and restaurant designs and remodels; risks related to our dependence on our franchisees, including their vulnerability to economic changes; exposure from our self-insurance programs; obligations under long-term and non-cancelable leases, and our ability to renew leases at the end of their terms; our ability to achieve our corporate responsibility goals; information technology system failures, cybersecurity breaches, or failure to protect our customers’ data or personal information; our ability to enforce and maintain our intellectual property; the impact of federal, state and local laws, including those governing our relationships with our employees fluctuations in our quarterly operating results due to seasonality and other factors; any future offerings of debt or equity securities that may impact the market price of our common stock or dilute existing shareholders’ ownership; the possibility that Delaware law, our organizational documents, our shareholder rights agreement, and our existing and future debt agreements may impede or discourage a takeover; the impact of shareholder activism on our expenses, business and stock price; and other risks set forth in our filings with the Securities and Exchange Commission (“SEC”) from time to time, including under Item 1A, Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, all of which are or will be available online at www.sec.gov.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof, and we caution you to not place undue reliance on any forward-looking statement made in this press release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures that are supplemental measures of the operating performance of our business and restaurants: System-wide sales, Restaurant contribution and Restaurant contribution margin, EBITDA and Adjusted EBITDA, and Adjusted net income. Our calculations of these non-GAAP financial measures may not be comparable to those reported by other companies. These measures have limitations as analytical tools, and are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons and to evaluate our restaurants’ financial performance against our competitors’ performance. We believe these measures provide useful information about our operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. These non-GAAP financial measures may also assist investors in evaluating our business and performance relative to industry peers and provide greater transparency with respect to the Company’s financial condition and results of operation.

Additional information about these non-GAAP financial measures (System-wide sales, Restaurant contribution and Restaurant contribution margin, EBITDA and Adjusted EBITDA, and Adjusted net income) is provided under “Definitions of Non-GAAP and other Key Financial Measures” above. For a reconciliation of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see “Unaudited Reconciliation of System-Wide Sales to Company-Operated Restaurant Revenue and Total Revenue,” “Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” “Unaudited Reconciliation of Net Income to Adjusted Net Income” and “Unaudited Reconciliation of Income from Operations to Restaurant Contribution” in the accompanying financial tables at the end of this press release.

Investor Contact:

Investors@elpolloloco.com

Media Contact:

Brittney Shaffer

media@elpolloloco.com

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2026	June 25, 2025	July 1, 2026	June 25, 2025
Revenue
Company-operated restaurant revenue	$108,136	$104,318	$214,051	$202,683
Franchise revenue	12,862	13,372	24,890	26,555
Franchise advertising fee revenue	8,574	8,144	16,813	15,773
Total revenue	129,572	125,834	255,754	245,011
Cost of operations
Food and paper cost	27,466	25,496	53,855	50,235
Labor and related expenses	32,293	32,155	64,132	64,334
Occupancy and other operating expenses	27,315	26,741	54,645	52,414
Company restaurant expenses	87,074	84,392	172,632	166,983
General and administrative expenses	7,054	13,532	19,848	24,795
Franchise expenses	11,870	12,627	23,059	25,069
Depreciation and amortization	4,166	3,929	8,480	7,816
Loss on disposal of assets	516	43	612	54
Impairment and closed-store reserves	209	6	223	17
Total expenses	110,889	114,529	224,854	224,734
Income from operations	18,683	11,305	30,900	20,277
Interest expense, net	706	1,207	1,437	2,383
Income before provision for income taxes	17,977	10,098	29,463	17,894
Provision for income taxes	5,170	2,991	8,499	5,306
Net income	$12,807	$7,107	$20,964	$12,588
Net income per share
Basic	$0.43	$0.24	$0.71	$0.43
Diluted	$0.43	$0.24	$0.70	$0.43
Weighted-average shares used in computing net income per share
Basic	29,727,656	29,097,871	29,574,499	29,092,409
Diluted	30,093,260	29,272,394	29,882,457	29,314,443

(1)	Percentages for line items relating to cost of operations and company restaurant expenses are calculated with company-operated restaurant revenue as the denominator. All other percentages use total revenue.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED OPERATING DATA

(dollar amounts in thousands)

	As of
	July 1, 2026	December 31, 2025
Selected Balance Sheet Data:
Cash and cash equivalents	$13,282	$6,228
Total assets	618,787	606,648
Total debt	30,000	51,000
Total liabilities	301,744	315,571
Total stockholders’ equity	317,043	291,077

	Twenty-Six Weeks Ended
	July 1, 2026	June 25, 2025
Selected Operating Data:
Company-operated restaurants at end of period	175	174
Franchise-operated restaurants at end of period	336	325
Company-operated:
Comparable restaurant sales growth	4.2%	0.9%
Restaurants in the comparable base	172	171

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RESTAURANT COUNTS

	Twenty-Six Weeks Ended
	July 1, 2026	June 25, 2025
Company-operated restaurant activity(1):
Beginning of period	175	173
Openings	2	—
Restaurant sale to Company	—	1
Restaurant sale to franchisee	(2)	—
Closures	—	—
Restaurants at end of period	175	174
Franchise-operated restaurant activity:
Beginning of period	328	325
Openings	6	3
Restaurant sale to Company	—	(1)
Restaurant sale to franchisee	2	—
Closures	—	(2)
Restaurants at end of period	336	325
System-wide restaurant activity:
Beginning of period	503	498
Openings	8	3
Closures	—	(2)
Restaurants at end of period	511	499

(1)	Our restaurant count includes 511 domestic restaurants and excludes the eight licensed restaurants in the Philippines, as well as the two previously licensed restaurants in the Philippines that were closed during the twenty-six weeks ended June 25, 2025.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF SYSTEM-WIDE SALES TO COMPANY-OPERATED RESTAURANT REVENUE AND TOTAL REVENUE

(in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2026	June 25, 2025	July 1, 2026	June 25, 2025
Company-operated restaurant revenue	$108,136	$104,318	$214,051	$202,683
Franchise revenue	12,862	13,372	24,890	26,555
Franchise advertising fee revenue	8,574	8,144	16,813	15,773
Total revenue	129,572	125,834	255,754	245,011
Franchise revenue	(12,862)	(13,372)	(24,890)	(26,555)
Franchise advertising fee revenue	(8,574)	(8,144)	(16,813)	(15,773)
Sales from franchise-operated restaurants	196,817	182,720	385,795	353,808
System-wide sales(1)	$304,953	$287,038	$599,846	$556,491

(1)	System-wide sales do not include the eight licensed restaurants in the Philippines.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2026	June 25, 2025	July 1, 2026	June 25, 2025
Adjusted EBITDA:
Net income, as reported	$12,807	$7,107	$20,964	$12,588
Non-GAAP adjustments:
Provision for income taxes	5,170	2,991	8,499	5,306
Interest expense, net	706	1,207	1,437	2,383
Depreciation and amortization	4,166	3,929	8,480	7,816
EBITDA	$22,849	$15,234	$39,380	$28,093
Stock-based compensation expense (a)	1,578	1,700	2,866	2,747
Loss on disposal of assets (b)	516	43	612	54
Impairment and closed-store reserves (c)	209	6	223	17
Legal settlement (d)	(6,321)	—	(6,321)	(619)
Special legal and professional fees expense (e)	—	780	33	1,395
Duplicate rent expense for corporate office relocation (f)	—	—	64	—
ERP software implementation costs (g)	70	—	145	—
Restructuring and executive transition costs (h)	—	710	—	710
Pre-opening costs (i)	207	—	296	1
Adjusted EBITDA	$19,108	$18,473	$37,298	$32,398

(a)	Includes non-cash stock-based compensation.
(b)	Loss on disposal of assets includes the loss or gain on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(c)	Includes costs related to impairment of property and equipment and ROU assets and closed restaurants. During the thirteen and twenty-six weeks ended July 1, 2026, we recorded $0.2 million in non-cash impairment charges related to one restaurant in Nevada. We did not record any non-cash impairment charges during either the thirteen or twenty-six weeks ended June 25, 2025. During both the thirteen and twenty-six weeks ended July 1, 2026 and June 25, 2025, we recognized less than $0.1 million of closed-store reserve expense related to the amortization of ROU assets, property taxes and CAM expenses for our closed locations.
(d)	Includes $6.3 million received from a legal settlement, net of legal expenses, during the thirteen and twenty-six weeks ended July 1, 2026 and $0.6 million received from a legal settlement, net of legal expenses during the twenty-six weeks ended June 25, 2025.
(e)	Consists of legal and professional costs related to shareholder activism and related matters.
(f)	Consists of duplicate rent expense for the corporate headquarter relocation.
(g)	Represents costs incurred in connection with the implementation of a new “ERP” system which are included in general and administrative expenses.
(h)	Consists of costs associated with the transition of certain executive officers, such as severance and stock-based compensations costs and costs associated with restructuring certain positions in the organization during the twenty-six weeks ended June 25, 2025.
(i)	Pre-opening costs are a component of general and administrative expenses, and consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including management labor costs, staff labor costs during training, food and supplies used during training, marketing costs, and other related pre-opening costs. These are generally incurred over the three to five months prior to opening. Pre-opening costs also include occupancy costs incurred between the date of possession and the opening date for a restaurant.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(dollar amounts in thousands, except share and per share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2026	June 25, 2025	July 1, 2026	June 25, 2025
Adjusted net income:
Net income, as reported	$12,807	$7,107	$20,964	$12,588
Provision for income taxes, as reported	5,170	2,991	8,499	5,306
Loss on disposal of assets	516	43	612	54
Impairment and closed-store reserves	209	6	223	17
Legal settlements	(6,321)	—	(6,321)	(619)
Special legal and professional fees expense	—	780	33	1,395
Duplicate rent expense for corporate office relocation	—	—	64	—
ERP software implementation costs	70	—	145	—
Restructuring and executive transition costs	—	710	—	710
Provision for income taxes	(3,550)	(3,414)	(6,973)	(5,707)
Adjusted net income	$8,901	$8,223	$17,246	$13,744
Adjusted weighted-average share and per share data:
Adjusted net income per share
Basic	$0.30	$0.28	$0.58	$0.47
Diluted	$0.30	$0.28	$0.58	$0.47
Weighted-average shares used in computing adjusted net income per share
Basic	29,727,656	29,097,871	29,574,499	29,092,409
Diluted	30,093,260	29,272,394	29,882,457	29,314,443

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF INCOME FROM OPERATIONS TO RESTAURANT CONTRIBUTION

(dollar amounts in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2026	June 25, 2025	July 1, 2026	June 25, 2025
Restaurant contribution:
Income from operations	$18,683	$11,305	$30,900	$20,277
Add (less):
General and administrative expenses	7,054	13,532	19,848	24,795
Franchise expenses	11,870	12,627	23,059	25,069
Depreciation and amortization	4,166	3,929	8,480	7,816
Loss on disposal of assets	516	43	612	54
Franchise revenue	(12,862)	(13,372)	(24,890)	(26,555)
Franchise advertising fee revenue	(8,574)	(8,144)	(16,813)	(15,773)
Impairment and closed-store reserves	209	6	223	17
Restaurant contribution	$21,062	$19,926	$41,419	$35,700

Company-operated restaurant revenue:
Total revenue	$129,572	$125,834	$255,754	$245,011
Less:
Franchise revenue	(12,862)	(13,372)	(24,890)	(26,555)
Franchise advertising fee revenue	(8,574)	(8,144)	(16,813)	(15,773)
Company-operated restaurant revenue	$108,136	$104,318	$214,051	$202,683

Restaurant contribution margin (%)	19.5%	19.1%	19.4%	17.6%